UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2014, 3D Systems Corporation (the “Company”) entered into a transition agreement (the “Transition Agreement”) with Damon Gregoire (the “Executive”), the Company’s Senior Vice President and Chief Financial Officer. The Transition Agreement is effective as of March 28, 2014.  Pursuant to the Transition Agreement, the Company and the Executive have mutually agreed that the Executive will continue to serve the Company as its Senior Vice President and Chief Financial Officer through the date of the Company’s hiring of the Executive’s successor, at which time the Executive will transition to the role of Executive Vice President of Mergers & Acquisitions of the Company.  The Transition Agreement provides that unless it is terminated sooner by the Executive or the Company, the Executive will serve the Company in the role of Executive Vice President of Mergers & Acquisitions through December 31, 2015, at which time the Executive will retire from the Company.  Thereafter, the Executive will serve the Company in a non-employee consulting role through December 31, 2016, and will perform such tasks as the Company and the Executive mutually agree.  The transition arrangement allows the Executive to work from a different geographic location and enables him to attend to certain family and family health-related matters.

The Transition Agreement provides that the Executive’s base salary (currently $400,000 per year) will be reduced to $300,000 per year upon his transition to his role as Executive Vice President of Mergers & Acquisitions.  Upon his retirement and transition to a consulting role, the Executive will be entitled to receive a consulting fee of $350 for each hour actually worked.  The Transition Agreement also provides for an annual incentive award for 2013 in the amount of $78,000, and eligibility for annual incentive awards for 2014 and 2015 with a target incentive opportunity equal to 50% of his annual base salary for the applicable year.  Except as otherwise provided in the event of an early termination, the Transition Agreement also provides for the continued vesting of restricted stock awards previously made to the Executive under the Company’s Amended and Restated 2004 Incentive Stock Plan as follows:  (i) 90,000 shares which are scheduled to vest on November 15, 2014; (ii) 90,000 shares which are scheduled to vest on November 27, 2015; and (iii) 40,000 shares of an original grant of 60,000 shares which are scheduled to vest on November 18, 2016, with the remaining 20,000 shares of such grant to be forfeited in consideration of the payment to the Executive of $20,000 reflecting the purchase price paid by Executive for such forfeited shares.  In the event of a change in control of the Company, all equity awards will become fully vested.

The Transition Agreement also includes certain provisions in the event that the Agreement is terminated for various reasons, including special provisions in the event that the Company terminates the Executive without cause, or the Executive resigns for any reason, on or before December 31, 2014, or between January 1, 2015 and December 31, 2015.  The Executive has also agreed to be bound by certain non-competition, non-solicitation and confidentiality provisions, in each case, as set forth in the Transition Agreement.

The foregoing description of the Transition Agreement is not a complete description of all of the parties’ rights and obligations under the Transition Agreement.  The above description is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, dated March 28, 2014, by and between 3D Systems Corporation and Damon Gregoire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 31, 2014
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Transition Agreement, dated March 28, 2014, by and between 3D Systems Corporation and Damon Gregoire.